Exhibit 99.1

CONTACT:	Richard O’Connor - (203) 625-0770

SECURITY CAPITAL CORPORATION

ANNOUNCES THAT IT NOW EXPECTS TO FILE ITS FORM 10-Q
FOR THE QUARTER ENDED SEPTEMBER 30, 2004 BY MARCH 11, 2005

Greenwich, CT – March 2, 2005 – Security Capital Corporation (AMEX: SCC) (the “Company”) announced today that it has notified the American Stock Exchange (“AMEX”) that it currently expects to file its Form 10-Q for the quarter ended September 30, 2004 (the “Third Quarter Form 10-Q”) by March 11, 2005.  As previously announced, the Company had expected to file its Third Quarter Form 10-Q by March 1, 2005.  The Company’s Audit Committee and its counsel are in the process of finalizing the report of the results of the previously announced internal investigation.

The Company also announced that it expects that the outcome of the Audit Committee’s investigation will not have a material impact on the Company’s financial position at September 30, 2004 or its results of operations or cash flows for the three- and nine-month periods then ended.  Additionally, other than the impact of the cost of performing such investigation and other supplemental procedures, the Company does not expect that the outcome of such efforts will have a material impact on the Company’s financial position at December 31, 2004 or its results of operations or cash flows for the 12-month period then ended.  The Company does not expect to restate its financial results for any prior periods and expects to timely file its Annual Report on Form 10-K for the year ended December 31, 2004.

The Company has discussed with AMEX an extension until March 11, 2005 for filing the Third Quarter Form 10-Q and the Company has submitted a letter to AMEX requesting such extension.  The Company expects that such request will be accepted by AMEX.

The Company’s two reportable segments are employer cost containment and health services, and educational services. The employer cost containment and health services segment consists of WC Holdings, which provides services to employers and their employees primarily relating to industrial health and safety, industrial medical care, workers’ compensation insurance and the direct and indirect costs associated therewith. The educational segment consists of Primrose Holdings, Inc., which is engaged in the franchising of educational child care centers, with related activities in real estate consulting and site selection services in the Southeast and Southwest.

This filing contains “forward-looking” statements within the meaning of the “safe harbor” provisions of the Private Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements. Such factors and uncertainties include, but are not limited to: future legislative changes which could impact the laws governing workers’ compensation and medical malpractice insurance in Ohio, California and the other states in which the Company’s employer cost containment and health services segment operates, the Company’s ability to enhance its existing services and successfully introduce and market new services, new service developments by the Company’s competitors, market acceptance of new services of both the Company and its competitors, competitive pressures on prices, the ability to attract and retain qualified personnel, interest rates, the Company’s ability to attract qualified franchisees or access to financing for these franchisees, the effects on the Company if a lender to one of the Company’s subsidiaries utilizes remedies available to it upon an event of default on loans at one of the Company’s subsidiaries, the completion of the Audit Committee’s internal investigation, the Company’s ability to file its Third Quarter Form 10-Q, the Company’s ability to regain compliance with AMEX’s continued listing standards and decisions relative to and the outcome of any such decisions regarding strategic alternatives with respect to maximizing stockholder value and enhancing stockholder liquidity.